                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-47519) and related Prospectus of Owens-Illinois, Inc. and to the incorporation by reference therein of our report dated February 3, 1998 (except for information in the section entitled "Subsequent Event" on page 63, as to which the date is March 6,
1998), with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Toledo, Ohio
April 16, 1998